Exhibit (j)

Consent of Independent Auditor

We consent to use in this Post-Effective Amendment No. 166 to Registration Statement (No. 333-141120 and 811-22027) on Form N-1A of Gotham Short Strategies Fund, a series of FundVantage Trust, of our reports dated February 26, 2016 and February 28, 2017 relating to the financial statements of Gotham Short Strategies (Master), LP appearing in Appendix C of the Statement of Additional Information, which is a part of such Registration Statement.

/s/ RSM US LLP

New York, New York

July 31, 2017